UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
October 15, 2007

UNIFI, INC.
(Exact name of registrant as specified in its charter)

New York (State of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue
Greensboro, North Carolina 27410
(Address of principal executive offices, including zip code)

(336) 294-4410
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.06      Material Impairments.

 As previously announced, Unifi, Inc. (the "Company") notified SANS Fibres of South Africa ("SANS") that it was exercising its put right to sell its 50% ownership interest in Unifi-SANS Technical Fibers, LLC ("USTF") to SANS.  USTF is a producer of low-shrinkage high tenacity nylon 6.6 light denier industrial, or "LDI", yarns in North Carolina. In connection with a review of the value of USTF during negotiations related to the sale, the Company initiated a review of the carrying value of its investment in USTF, in accordance with APB Opinion No. 18, "The Equity Method of Accounting for Investments in Common Stock." As a result of this review, the Company determined on October 15, 2007 that the current $13.4 million carrying value of the Company's investment in USTF exceeds its fair value. The pre-tax impairment charge will be recorded in the first quarter of the 2008 fiscal year and the Company estimates that the charge will be within a range of $4.25 million to $4.75 million. The Company does not anticipate that the impairment charge will result in any future cash expenditures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    UNIFI, INC.

                                                    By:          /s/ CHARLES F. MCCOY
                                                                    Charles F. McCoy
                                                                Vice President, Secretary and General Counsel

Dated:  October 18, 2007